Exhibit 99.2

BOH HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

BOH Holdings, Inc.

We have audited the accompanying consolidated financial statements of BOH Holdings, Inc., which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BOH Holdings, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ HARPER & PEARSON COMPANY, P.C.

Houston, Texas

March 25, 2014

BOH HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2013 AND 2012

	2013	2012
	(Dollars in Thousands)
ASSETS
Cash and noninterest-bearing due from bank deposits	$39,771	$12,282
Interest-bearing deposits in financial institutions	30,055	109,948
Federal funds sold	—	500

Total Cash and Cash Equivalents	69,826	122,730

Securities held to maturity	8,402	9,567
Securities available for sale	75,116	107,741
Other investments	5,294	3,963
Loans	739,972	629,345
Less allowance for possible credit losses	(5,470)	(6,139)

Loans, net	734,502	623,206

Bank owned life insurance	17,386	16,830
Premises and equipment, net	7,343	8,059
Real estate acquired by foreclosure, net	1,334	5,086
Accrued interest receivable	2,375	2,392
Prepaid and other assets	2,353	1,322

Total Assets	$923,931	$900,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits:
Noninterest-bearing	$307,023	$355,509
Interest-bearing	497,188	406,903

Total Deposits	804,211	762,412
Other borrowings	20,000	40,000
Securities sold under repurchase agreements	—	10,000
Accrued interest payable	172	298
Other liabilities	2,064	1,386

Total Liabilities	826,447	814,096

Stockholders’ Equity
Preferred stock series C	23,938	23,938
Preferred stock series D	1,011	323
Common stock	36,604	34,769
Capital surplus	13,377	14,494
Retained earnings	22,575	11,506
Accumulated other comprehensive (loss) income	(21)	1,770

Total Stockholders’ Equity	97,484	86,800

Total Liabilities and Stockholders’ Equity	$923,931	$900,896

See accompanying notes to consolidated financial statements.

BOH HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
	(Dollars in Thousands)
INTEREST INCOME
Interest and fees on loans	$35,753	$31,681
Investment securities	2,288	2,382
Federal funds sold and other	131	404

Total Interest Income	38,172	34,467

INTEREST EXPENSE
Deposits	1,911	2,284
Repurchase agreements and other borrowings	565	925

Total Interest Expense	2,476	3,209

NET INTEREST INCOME	35,696	31,258
PROVISION FOR POSSIBLE CREDIT LOSSES	(358)	250

NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE CREDIT LOSSES	36,054	31,008

NONINTEREST INCOME
Service charges and other	1,584	968
Bank owned life insurance	556	525
Gain on sale of securities	46	432
Gain on sale of other real estate owned	571	4

Total Noninterest Income	2,757	1,929

NONINTEREST EXPENSE
Salaries and employee benefits	14,135	13,296
Net occupancy and equipment expense	2,458	2,557
Loss on sale of other real estate owned and expenses	285	1,018
Professional and director fees	974	689
Data processing costs	1,001	949
Deposit account transaction and correspondent bank fees	730	766
Regulatory fees	616	581
Office expenses	278	313
Other	1,813	1,186

Total Noninterest Expense	22,290	21,355

NET INCOME BEFORE INCOME TAX EXPENSE	16,521	11,582
INCOME TAX EXPENSE	5,211	3,582

CONSOLIDATED NET INCOME	$11,310	$8,000

See accompanying notes to consolidated financial statements.

BOH HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
	(Dollars in Thousands)
Consolidated Net Income	$11,310	$8,000
Other Comprehensive Income:
Securities available for sale:
Net unrealized holding (losses)/gain arising during the period	(1,916)	213
Reclassification adjustment for beginning of year net unrealized gain included in income	(797)	(377)
Change in related deferred income tax	922	56

Total Other Comprehensive Loss	(1,791)	(108)

Total Comprehensive Income	$9,519	$7,892

See accompanying notes to consolidated financial statements.

BOH HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Preferred Stock	Common Stock	Treasury Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss)/Income	Total
	(Dollars in Thousands)
Balance—December 31, 2011	$23,938	$33,860	$—	$13,573	$11,430	$1,878	$84,679
Issuance of Common Stock (84,023 shares)	—	420	—	580	—	—	1,000
Issuance of Series D Preferred Stock (31,777 shares)	323	—	—	57	—	—	380
Common Stock Options Exercised (37,800 shares)	—	189	—	45	—	—	234
Exercise of Warrants (60,000 shares)	—	300	—	—	—	—	300
Stock-based Compensation on Series D Preferred	—	—	—	33	—	—	33
Stock-based Compensation on Common Stock	—	—	—	177	—	—	177
Consolidated Net Income	—	—	—	—	8,000	—	8,000
Purchase of Treasury Stock (8,000 shares)	—	—	(66)	—	—	—	(66)
Sale of Treasury Stock (8,000 shares)	—	—	66	29	—	—	95
Change in Unrealized Gain on Securities (Net of Deferred Income Tax of $56)	—	—	—	—	—	(108)	(108)
Dividends Paid on Common Stock	—	—	—	—	(7,650)	—	(7,650)
Dividends Paid on Preferred Stock Series C	—	—	—	—	(239)	—	(239)
Dividends Paid on Preferred Stock Series D	—	—	—	—	(35)	—	(35)

Balance—December 31, 2012	24,261	34,769	—	14,494	11,506	1,770	86,800
Issuance of Series D Preferred Stock (71,141 shares)	688	—	—	122	—	—	810
Common Stock Options Exercised (366,966 shares)	—	1,835	—	(1,428)	—	—	407
Stock-based Compensation on Series D Preferred	—	—	—	(14)	—	—	(14)
Stock-based Compensation on Common Stock	—	—	—	203	—	—	203
Consolidated Net Income	—	—	—	—	11,310	—	11,310
Change in Unrealized Gain on Securities (Net of Deferred Income Tax of $922)	—	—	—	—	—	(1,791)	(1,791)
Dividends Paid on Preferred Stock Series C	—	—	—	—	(241)	—	(241)

Balance—December 31, 2013	$24,949	$36,604	$—	$13,377	$22,575	$(21)	$97,484

See accompanying notes to consolidated financial statements.

BOH HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
	(Dollars in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$11,310	$8,000

Adjustments to reconcile net income to net cash provided by operating activities:
Provision for possible credit losses	(358)	250
Depreciation and amortization expense	1,029	1,162
Amortization and accretion of premiums and discounts on investment securities, net	894	1,191
Gain on the sale of securities, net	(46)	(432)
(Gain) loss on the sale of other real estate, net	(571)	185
Market value adjustment of other real estate owned	113	355
Increase in cash surrender value of Bank owned life insurance	(556)	(525)
Deferred tax expense	—	141
Stock-based compensation expense	311	210
Change in operating assets and liabilities:
Accrued interest receivable and prepaid and other assets	(1,014)	(70)
Accrued interest payable and other liabilities	552	171

Total adjustments	354	2,638

Net cash provided by operating activities	11,664	10,638

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases (sales) of held to maturity securities	1,081	(4,960)
Proceeds from sales, paydowns and maturities of available for sale securities	583,388	593,034
Purchases of available for sale securities	(553,318)	(621,247)
Net increase in loans	(110,938)	(112,961)
Proceeds from sales of other real estate	4,210	1,082
Purchases of premises and equipment, net	(313)	(1,521)
Purchase of Bank owned life insurance	—	(5,000)
Purchase of other investments	(1,331)	(1,406)

Net cash used by investing activities	(77,221)	(152,979)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in noninterest-bearing deposits	(48,486)	85,249
Decrease in securities sold under repurchase agreements	(10,000)	—
Net increase in interest-bearing deposits	90,285	65,504
Decrease in other borrowings	(20,000)	(5,000)
Proceeds from issuance of Common Stock	—	1,234
Proceeds from issuance of Preferred Stock, Series D	688	380
Proceeds from purchase of Treasury Stock, net	—	29
Proceeds from exercise of warrants	—	300
Dividends paid on Common Stock	—	(7,650)
Dividends paid on Preferred Stock, Series C	(241)	(239)
Dividends paid on Preferred Stock, Series D	—	(35)
Proceeds from exercise of stock options, net	407	—

Net cash provided by financing activities	12,653	139,772

NET DECREASE IN CASH AND CASH EQUIVALENTS	(52,904)	(2,569)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	122,730	125,299

CASH AND CASH EQUIVALENTS AT END OF YEAR	$69,826	$122,730

See accompanying notes to consolidated financial statements.

BOH HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Basis of Presentation—The accompanying consolidated financial statements as of December 31, 2013 and 2012 include the accounts of the BOH Holdings, Inc. (the Company), and its wholly owned subsidiaries BOH Realty, LLC (the LLC), and Bank of Houston (the Bank). All significant intercompany transactions and accounts have been eliminated.

The Company has evaluated subsequent events for potential recognition and or disclosure through March 25, 2014, the date the consolidated financial statements were available to be issued.

Organization—The Company, through its Bank subsidiary, operates five banking facilities in Houston, Texas and one banking facility in Kingwood, Texas. The Company’s primary source of revenue is from investing funds received from depositors and from providing loan and other banking services to its customers. The Bank commenced operations in 2005, operates under a state charter and is subject to regulation by the Texas Department of Banking and the Federal Deposit Insurance Corporation (FDIC). The Company is subject to regulation by the Federal Reserve Bank (FRB).

The LLC commenced operations on June 29, 2011. The LLC’s primary purpose is to hold and market properties held in its real estate owned portfolio.

General Asset Holdings, LLC (GAH) is a wholly owned subsidiary of the Company and was formed on August 22, 2011 to hold non-local bank real estate owned. GAH has no assets or liabilities at December 31, 2013 and 2012.

Merger with Independent Bank Group, Inc.—On November 21, 2013, the Company entered into a definitive agreement with Independent Bank Group, Inc. (IBG) to sell the Company, and its subsidiary Bank, for an expected combination of cash and stock purchase price totaling approximately $170 million. The merger has been approved by the Boards of Directors of both companies and is expected to close during the second quarter of 2014, although delays may occur. The transaction is subject to certain conditions, including the approval by shareholders of IBG, the Company and customary regulatory approvals. The Company plans to cause the liquidation and dissolution of the LLC and GAH prior to the closing date.

Summary of Significant Accounting and Reporting Policies—The accounting and reporting policies of the Company conform, in all material respects, to accounting principles generally accepted in the United States of America (U.S. GAAP) and the prevailing practices within the financial services industry. A summary of significant accounting policies follows.

Use of Estimates—The preparation of financial statements in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for possible credit losses and the estimated fair value of financial instruments and real estate acquired by foreclosure and held for sale.

NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

Cash Flow Reporting—Cash and cash equivalents include cash, interest-bearing and noninterest-bearing, deposits with other financial institutions that have an initial maturity of 90 days or less and federal funds sold. Cash flows are reported net for loans, deposits and short-term borrowings. Additional cash flow information is as follows:

	2013	2012
	(Dollars in Thousands)
Cash paid during the year for:
Interest	$2,602	$3,287

Income taxes	$5,250	$3,821

Cash and Cash Equivalents—The Bank, as a correspondent of the Federal Reserve System, is required to maintain reserves for the purpose of facilitating the implementation of monetary policy. These reserves may be maintained in the form of balances at the Federal Reserve Bank or by vault cash. The Bank’s reserve requirements were approximately $22.6 million and $27.1 million at December 31, 2013 and 2012, respectively. Accordingly, cash balances were restricted to that extent.

The majority of cash and cash equivalents of the Company are maintained with major financial institutions in the United States. Interest-bearing deposits with these financial institutions may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and therefore, bear minimal risk. In monitoring this credit risk, the Company periodically evaluates the stability of the financial institutions with which it has deposits. The Company has interest-bearing cash deposits in correspondent financial institutions in excess of the amount insured by the FDIC in the approximate amount of $39.5 million and $45.5 million at December 31, 2013 and 2012, respectively. The uninsured amount includes federal funds sold through correspondent financial institutions.

Securities—Securities are accounted for on a trade date basis. Premiums and discounts are amortized and accreted to operations using the level-yield method of accounting, adjusted for prepayments as applicable. Interest earned on these assets is included in interest income. The specific identification method of accounting is used to compute gains or losses on the sales of these assets.

Securities held to maturity are carried at cost, adjusted for the amortization of premiums and the accretion of discounts. Management has the positive intent and the ability to hold these assets as long-term securities until their estimated maturities.

Securities available for sale are carried at fair value. Unrealized gains and losses are excluded from earnings and reported as a separate component of stockholders’ equity until realized. Securities within the available for sale portfolio may be used as part of management’s asset/liability strategy and may be sold in response to changes in liquidity, interest risk, prepayment risk or other similar economic factors.

Investment securities classified as available for sale or held to maturity are generally evaluated for other-than-temporary impairment (OTTI) under Accounting Standards Codification (ASC) Topic 320, Investments – Debt and Equity Securities. In determining OTTI, management considers many factors, including: (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent and the ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.

When OTTI occurs, the amount of the OTTI recognized in earnings depends on whether the Company intends to sell the security or will be required to sell the security before recovery of its amortized cost basis less any current period credit loss. If the Company intends to sell the security or it is more likely that the Company will be required to sell the security before recovery of its amortized cost basis less any current period credit loss, the OTTI shall be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. If the Company does not intend to sell the security and it is not likely that the Company

NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

will be required to sell the security before recovery of its amortized cost basis less any current period loss, the OTTI shall be separated into the amount representing the credit loss and the amount related to all other factors. The amount of the total OTTI related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized in earnings. The amount of the total OTTI related to other factors shall be recognized in other comprehensive income. The previous amortized cost basis less the OTTI recognized in earnings shall become the new amortized cost basis of the investment.

Other Investments—Banks that are members of the Federal Home Loan Bank (FHLB) are required to maintain a stock investment in the FHLB calculated as a percentage of aggregate outstanding mortgages, outstanding FHLB advances, and other financial instruments. FHLB stock is capital stock that is bought from and sold to the FHLB at $100 par value. Both stock and cash dividends may be received on FHLB stock and are recorded when received as interest income. The Company held $4,994 and $3,663 of FHLB stock at December 31, 2013 and 2012, respectively.

The Company also held $300 thousand in stock of The Independent Bankers Financial Corporation (TIB) at December 31, 2013 and 2012.

Investments in stock of the FHLB and TIB are considered to be restricted investments with limited marketability and are stated at cost as management believes the par value is ultimately recoverable.

Loans—Loans are stated at unpaid principal balances, less the allowance for possible credit losses and net deferred loan fees. Interest on loans is recognized by using the simple interest method.

Nonrefundable Fees and Costs Associated with Lending Activities—Loan origination and commitment fees, net of direct costs as estimated by management, are deferred and amortized as a yield adjustment over the lives of the related loans using the straight-line method. Management does not deem the effect of deferring origination fees net of direct costs to be substantially different from deferring origination fees and direct origination costs and amortizing those fees and costs separately over the life of the loan which is required by U.S. GAAP. Amortization of net deferred loan fees is discontinued when a loan is placed on nonaccrual status.

Nonperforming Loans—Included in the nonperforming category are loans which have been categorized by management as impaired because of delinquency status or because collection of interest is doubtful.

When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on nonaccrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan and the probability that the Company will collect all principal and interest amounts outstanding.

When a loan is placed on nonaccrual status or identified as impaired, interest accrued and uncollected during the current year prior to the judgment of uncollectability, is charged to operations unless the loan is well secured with collateral values sufficient to ensure collection of both principal and interest. Generally, any payments received on nonaccrual loans are applied first to outstanding loan amounts, reducing the Company’s recorded investment in the loan, and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

A loan is defined as impaired if, based on current information and events, it is probable that the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreement, including scheduled principal and interest payments.

The allowance for possible credit losses related to impaired loans is determined based on the difference of carrying value, or recorded investment, of loans and the present value of expected cash flows discounted at the loan’s effective interest rate or, as a practical expedient, the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent.

NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

Interest income received on impaired loans is either applied against principal or realized as interest income, according to management’s judgment as to the collectability of principal.

Troubled Debt Restructurings—The Company will classify a loan as a troubled debt restructuring if both (i) the borrower is experiencing financial difficulties and (ii) the borrower has been granted a concession. Concessions may include interest rate reductions or below market interest rates, principal forgiveness, restructuring amortization schedules and other actions intended to minimize potential losses. Interest is generally accrued on such loans in accordance with the new terms.

Allowance for Possible Credit Losses—The allowance for possible credit losses is a reserve established through a provision for possible credit losses charged to expense, which represents management’s best estimate of probable losses on loans with the existing portfolio of loans. All losses are charged to the allowance for possible credit losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

The allowance, in the judgment of management, is necessary to reserve for the estimated loan losses and risks inherent in the loan portfolio and is calculated in accordance with ASC Topic 450, Contingencies and ASC Topic 310, Receivables. Therefore, the level of the allowance reflects management’s continuing valuation of industry concentrations, specific credit risks, loan loss experience, current loan portfolio quality, present economic, political and regulatory conditions, and unidentified losses inherent in the current loan portfolio, as well as trends in the foregoing. Portions of the allowance may be allocated for specific credits; however, generally the entire allowance is available for any credit that, in management’s judgment, should be charged-off. While management utilizes its best judgment and information available, the ultimate adequacy of the allowance is dependent upon a variety of factors beyond the Company’s control, including the performance of the Company’s loan portfolio, the economy, changes in interest rates, and the view of the regulatory authorities toward loan classifications.

Concentrations of Risk—The Company’s investments are subject to various levels of risk associated with economic and political events beyond management’s control. Consequently, management’s judgment as to the level of losses that currently exist or may develop in the future involves the consideration of current and anticipated conditions and their potential effects on the Company’s investments. In determining fair value of these investments, management obtains information, which is considered reliable, from third parties in order to value its investments. Due to the level of uncertainty related to changes in the value of investment securities, it is possible that changes in risks could materially impact the amounts reflected herein.

The Company originates loans, commitments, and letters of credit primarily to customers in the Company’s market area, Harris and surrounding counties. Generally, such customers are depositors of the Bank. The Company’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Company has a diversified portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions. Accordingly, the customers’ ability to honor their commitments is dependent upon local economic conditions. The concentrations of credit by type of loan are set forth in Note C. It is the Company’s policy to not extend credit to any single borrower or group of related borrowers in excess of the Bank’s legal lending limit as defined under regulatory guidelines.

The Company has concentrations within its depositor relationships, however, management does not believe these concentrations place the Bank or Company at risk for near term balance sheet volatility.

Interest Rate Risk—The Company is principally engaged in providing short-term commercial loans with interest rates that fluctuate with various market indices and intermediate-term, fixed rate real estate loans. These loans are primarily funded through short-term demand deposits, longer-term certificates of deposit with fixed rates and other short term borrowed funds. Deposits that are not utilized to fund loans are invested in securities that meet the Company’s investment quality guidelines. When deposits are not at a level sufficient to fund the Company’s loan portfolio, management will utilize available sources of borrowing from correspondent banks, such as the FHLB. The Company may manage its interest rate risk on long-term fixed rate loans through the matching funding services offered by the FHLB.

NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

A portion of the Company’s investments that are available for sale have contractual maturity dates through the year 2042, bear fixed rates of interest and are collateralized by residential mortgages. Repayment of principal on these bonds is primarily dependent on the cash flows from payments made on the underlying mortgage collateral to the bond issuer. Reduced prepayments extend the Company’s original anticipated holding period and thus increases interest rate risk over time, should market rates increase.

Bank Owned Life Insurance—The Company owns cash value life insurance policies which pay benefits to the Company upon the death of certain employees. For each policy, the Company is a general creditor of the insurance company with a partial pledge of insurance company securities. Increases to the cash surrender value of the policies are noncash earnings and are recorded in noninterest income.

Premises and Equipment—Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation expense is computed principally on the straight-line method over the estimated useful lives of the assets. Land is carried at cost. Leasehold improvements are amortized on a straight-line basis over the life of the leases or the estimated useful lives of the related assets, whichever is shorter. Gains and losses on dispositions are included in other noninterest income or expense.

Other Real Estate Owned—Real estate acquired by foreclosure is held for sale and is initially recorded at the fair value of the property less any selling costs, establishing a new cost basis. Outstanding loan balances are reduced to reflect this value through charges to the allowance for possible credit losses. Subsequent to foreclosure, real estate is carried at the lower of its new cost basis or fair value, less estimated costs to sell. Subsequent adjustments to reflect declines in value below the recorded amounts are recognized and are charged to income in the period such determinations are assessed. Required developmental costs associated with foreclosed property under construction are capitalized and considered in determining the fair value of the property. Operating expenses of such properties, net of related income, and losses on their disposition are included in losses on sale of other real estate owned and expenses. Gains on deposition are included in gains on sale of other real estate owned.

Income Taxes—Deferred tax assets and liabilities are recognized for temporary differences caused when the tax basis of an asset or liability differs from that reported in the financial statements, and for carry-forwards for tax credits and tax losses. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax expense or benefit is recognized for the change in the asset or liability during the year.

A valuation allowance, if needed, reduces deferred tax assets to the expected amount most likely to be realized. Realization of deferred tax assets is dependent upon the generation of a sufficient level of future taxable income and recoverable taxes paid in prior years. Although realization is not assured, management believes it is more likely than not that all of the deferred tax assets will be realized. In addition, management does not believe there are any unrecorded deferred tax liabilities that are material to the consolidated financial statements.

An entity is required to recognize the financial statement impact of a tax position when it is more likely than not that the position will be sustained upon examination. The Company believes that all significant tax positions utilized by the Company will more likely than not be sustained upon examination. As of December 31, 2013, the tax years that remain subject to examination by the major tax jurisdictions under the statute of limitations are from the year 2010 forward (with limited exceptions). Tax penalties and interest, if any, would be accrued as incurred and would be classified as tax expense in the Company’s consolidated statements of income.

Accounting for Stock Options—The Company accounts for its stock options under the provisions of ASC Topic 718, Compensation—Stock Compensation, for all options granted on or after January 1, 2006, which requires that such transactions be recognized as compensation cost in the Company’s consolidated statements of income based on their fair values on the date of the grant.

Fair Value Measurements—ASC Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be

NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the entity’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

At December 31, 2013 and 2012, the Company has not elected to account for any financial assets or liabilities as trading instruments under ASC Topic 825, The Fair Value Option for Financial Assets and Liabilities, for which changes in market value on these instruments would be recorded in the Company’s consolidated statements of income.

Transfer of Financial Assets—Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (i) the assets have been isolated from the Company, (ii) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets, and (iii) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

If a transfer of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset does not meet the conditions for sale treatment, or if a transfer of a portion of an entire financial interest does not meet the definition of a participating interest, the transferor and the transferee shall account for the transfer as a secured borrowing with pledge of collateral. The transferor shall continue to report the transferred financial assets in its financial statements with no change in their measurement.

At December 31, 2013 and 2012, securities sold under agreements to repurchase did not meet the criteria and are included in securities available for sale and repurchase agreements in the Company’s consolidated balance sheets.

New Accounting Standards and Disclosure Requirements—ASU 2011-05, Comprehensive Income (Topic 220)—Presentation of Comprehensive Income, amends Topic 220 to require that all nonowner changes in stockholders’ equity be presented in either a single continuous statement of comprehensive income or in two separate but consecutive statements. Additionally, ASU 2011-05 requires entities to present, on the face of the financial statements, reclassifications adjustments for items that are reclassified from other comprehensive income to net income in the statement or statements where the components of net income and the components of other comprehensive income are presented. The option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity was eliminated. ASU 2011-05 is effective for annual periods ending after December 15, 2012 and has been implemented in the Company’s consolidated financial statements at December 31, 2013 and 2012.

Reclassifications—Certain reclassifications were made to the 2012 consolidated financial statement presentation in order to conform to the 2013 consolidated financial statement presentation with no effect on reported income or equity.

NOTE B SECURITIES

The amortized cost and estimated fair values of securities at December 31, 2013 and 2012 are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(Dollars in Thousands)
2013
Held to Maturity:
U.S. Government Agency:
Mortgage-backed securities	$8,402	$105	$(172)	$8,335

Available for Sale:
U.S. Government Agency:
Debt securities	$8,569	$32	$(650)	$7,951
Mortgage-backed securities	27,952	326	(662)	27,616
Municipal securities	38,627	1,169	(247)	39,549

	$75,148	$1,527	$(1,559)	$75,116

2012
Held to Maturity:
U.S. Government Agency:
Mortgage-backed securities	$9,567	$412	$(6)	$9,973

Available for Sale:
U.S. Government Agency:
Debt securities	$9,818	$40	$(89)	$9,769
Mortgage-backed securities	42,285	1,391	(175)	43,501
Municipal securities	52,957	1,582	(68)	54,471

	$105,060	$3,013	$(332)	$107,741

Realized gains and losses on sales of securities during the years ended December 31, 2013 and 2012 are as follows:

	2013	2012
	(Dollars in Thousands)
Realized gains	$559	$432
Realized losses	(513)	—

	$46	$432

At December 31, 2013, there were no available for sale securities sold under repurchase agreements. There were $11.7 million of available for sale securities that were sold under repurchase agreements at December 31, 2012. Available for sale securities with carrying amounts of approximately $35.2 million and $22.9 million at December 31, 2013 and 2012, respectively, and held to maturity securities with carrying amounts of approximately $6.5 million and $2.7 million at December 31, 2013, and 2012, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

Other-Than-Temporary Impairment

For securities in an unrealized loss position, the following table shows gross unrealized losses and fair value by length of time that individual securities have been in a continuous unrealized loss position. At December 31, 2013, the Company had nine securities in an unrealized loss position which was greater than 12 months in duration. The Company had no securities in an unrealized loss position which was greater than 12 months in duration at December 31, 2012. At December 31, 2013 and 2012 the Company had forty and seventy-eight securities, respectively, in an unrealized loss position for less than 12 months in duration.

NOTE B SECURITIES (CONTINUED)

	Less than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value
	(Dollars in Thousands)
2013
Held to Maturity:
U.S. Government Agency:
Mortgage-backed securities	$(172)	$3,825	$—	$—

Available for Sale:
U.S. Government Agency:
Debt securities	$—	$—	$(650)	$7,083
Mortgage-backed securities	(85)	11,324	(577)	8,109
Municipal securities	(235)	11,918	(12)	2,266

Total available for Sale	$(320)	$23,242	$(1,239)	$17,458

2012
Held to Maturity:
U.S. Government Agency:
Mortgage-backed securities	$(6)	$1,400	$—	$—

Available for Sale:
U.S. Government Agency:
Debt securities	$(89)	$7,769
Mortgage-backed securities	(175)	11,316	$—	$—
Municipal securities	(68)	25,269	—	—

Total available for Sale	$(332)	$44,354	$—	$—

Management has the ability and the intent to hold the securities classified as held to maturity that are in an unrealized loss position until they mature. Management generally does not have the intent to sell any of the securities classified as available for sale that are in an unrealized loss position and believes that it is more likely than not that the Company will not have to sell any of these securities before a recovery of cost. The unrealized losses are attributable primarily to changes in market interest rates relative to those available when the securities were acquired. The fair value of these securities is expected to recover as the securities reach their maturity or re-pricing date, or if market rates for such investments decline. Management does not believe that any of the securities are impaired due to reasons of credit quality. Accordingly, as of December 31, 2013 and 2012, management believes the impairments for securities in an unrealized loss position are temporary and no impairment loss has been realized in the Company’s consolidated statements of income for the years then ended.

Contractual Maturities of Securities

The amortized cost and estimated fair value of debt securities at December 31, 2013, by contractual maturities, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities generally will receive both principal and interest payments on a monthly basis.

	Held to Maturity		Available for Sale
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(Dollars in Thousands)
Amounts Maturing in:
1 year or less	$—	$—	$5,969	$5,971
1 year through 5 years	—	—	10,515	10,754
5 years through 10 years	—	—	32,755	32,812
After 10 years	8,402	8,335	25,909	25,579

	$8,402	$8,335	$75,148	$75,116

NOTE C LOANS

Loans by portfolio segment at December 31, 2013 and 2012 are summarized as follows:

	2013		2012
	Balance	Percent	Balance	Percent
	(Dollars in Thousands)
Commercial and industrial	$206,565	27.88%	$191,192	30.34%
Commercial real estate	413,080	55.76%	339,380	53.85%
Residential real estate	104,940	14.16%	80,776	12.82%
Consumer	13,194	1.78%	15,360	2.44%
Other	3,000	0.42%	3,468	0.55%

	740,779	100.00%	630,176	100.00%

Less deferred loan fees, net	(807)		(831)
Less allowance for possible credit losses	(5,470)		(6,139)

Loans, net	$734,502		$623,206

In the normal course of business, the Company acquires and transfers interests in loans under participation agreements with other financial institutions. For the years ended December 31, 2013 and 2012, the Company purchased $11.1 million and $4.8 million in loan participations, respectively. There were no participations sold during the years ended December 31, 2013 and 2012.

Loan Portfolio Segments and Loan Classes

The Company has certain lending policies and procedures in place that are designed to maximize loan income within an acceptable level of risk. Management reviews and approves these policies and procedures on a regular basis. The Company’s loans are segmented by type as noted in the preceding table. Diversification of the loan portfolio is a means of managing the risks associated with fluctuations in economic conditions. In order to manage the diversification of the portfolio, the Company sub-segments loans into classes. The commercial real estate segment is sub-segmented into classes that primarily include commercial real estate mortgage loans and construction and land development loans. The residential real estate segment is sub-segmented into classes that primarily include 1-4 family residential loans and multi-family residential loans. Management has not identified any significant sub-segments, or classes, for the other loan segments identified in the previous table. Information and risk management practices specific to the Company’s loan segments and classes follows.

Commercial and Industrial—The Company’s commercial and industrial loans represent credit extended to small to medium sized businesses generally for the purpose of providing working capital and equipment purchase financing. Commercial and industrial loans often are dependent on the profitable operations of the borrower. These credits are primarily made based on the identified cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. Most commercial and industrial loans are secured by the assets being financed or other business assets such as accounts receivable or inventory and may also incorporate a personal guarantee. Some shorter term loans may be extended on an unsecured basis. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers. The cash flows of borrowers may not be as expected and the collateral securing these loans may fluctuate, increasing the risk associated with this loan segment. As a result of the additional complexities, variables, and risks, commercial loans typically require more thorough underwriting and servicing than other types of loans.

Commercial Real Estate—The Company makes commercial real estate mortgage loans which are primarily viewed as cash flow loans and secondarily as loans secured by real estate. The properties securing the Company’s commercial real estate mortgage loans can be owner occupied or nonowner occupied. Concentrations within the various types of commercial properties are monitored by management in order to assess the risks in the portfolio. The repayment of these loans is largely dependent on the successful operation of the property securing the loan or

NOTE C LOANS (CONTINUED)

the business conducted on the property and securing the loan. Accordingly, repayment of these loans may be subject to adverse conditions in the real estate market or the economy to a greater extent than other types of loans. The Company seeks to minimize these risks in a variety of ways in connection with underwriting these loans including giving careful consideration to the property’s operating history, future operating projections, current and projected occupancy, location and the physical condition of the property.

Construction and land development loans are generally nonowner occupied and are subject to certain risks attributable to the fact that loan funds are advanced over the construction phase and the project is of uncertain value prior to its completion. Construction loans are generally based upon estimates of costs and value associated with the completed project with repayment dependent, in part, on the success of the ultimate project rather than the ability of the borrower or guarantor to repay the loan. The Company has underwriting and funding procedures designed to address what it believes to be the risks associated with such loans; however, no assurance can be given the procedures will prevent losses resulting from the risks described above.

Residential Real Estate—The Company’s residential real estate lending activities include the origination of 1-4 family residential and multi-family residential loans. The terms of these loans typically range from five to thirty years and are secured by the properties financed. The Company requires the borrowers to maintain mortgage title insurance and hazard insurance. The Company has elected to keep all 1-4 family residential loans for its own portfolio rather than selling such loans into the secondary market. By doing so, the Company is able to realize a higher yield on these loans; however, in addition to the risk of nonpayment, the Company also incurs interest rate risk by holding these longer term loans.

Consumer—The Company’s consumer loans include credit cards, automobile loans, and other loans such as home improvement loans, home equity loans, personal loans (collateralized and uncollateralized) and deposit account collateralized loans. The terms of these loans typically range from one to ten years and vary based on the nature of collateral and size of the loan. Consumer loan repayments are dependent on the borrower’s continuing financial stability, and thus are more likely to be adversely affected by job loss, illness, or personal bankruptcy. Furthermore, the application of various federal and state laws may limit the amount which can be recovered on such loans. To monitor and manage consumer loan risk, policies and procedures are developed and modified, as deemed appropriate by management.

Other Loans—Other includes extensions of credit to a community development corporation.

NOTE D NONPERFORMING LOANS

The following is an aging analysis of the recorded investment of loans past due, segregated by loan class, as of December 31, 2013:

2013	Current and Accruing	30-89 Days Past Due and Still Accruing	90 Days or more Past Due and Still Accruing	Nonaccrual	Total Loans
	(Dollars in Thousands)
Commercial and industrial	$205,842	$309	$111	$303	$206,565
Commercial real estate mortgage	310,222	—	—	—	310,222
Construction and land development	102,858	—	—	—	102,858
1-4 family residential	94,619	—	—	—	94,619
Multi-family residential	10,321	—	—	—	10,321
Consumer	12,964	48	182	—	13,194
Other	3,000	—	—	—	3,000

	$739,826	$357	$293	$303	$740,779

The Company had no past dues greater than 90 days or on nonaccrual at December 31, 2012.

NOTE D NONPERFORMING LOANS (CONTINUED)

For the years ended December 31, 2013 and 2012, income on nonaccrual loans was reversed when the loan was placed on nonaccrual. Interest income that would have been earned under the original terms of the nonaccrual loans was approximately $14 thousand and $8 thousand for the years ended December 31, 2013 and 2012, respectively.

The Company has no loans restructured at December 31, 2013 and 2012.

NOTE E ALLOWANCE FOR POSSIBLE CREDIT LOSSES

For purposes of determining the allowance for possible credit losses, the Company segments certain loans in its portfolio by product type. Each class of loan requires significant judgment to determine the estimation method that fits the credit risk characteristics of its portfolio segment. The following table presents a detail of the activity in the allowance for possible credit losses segregated by portfolio segment for the years ended December 31, 2013 and 2012. The allocation of the allowance for the loan portfolio is based on the dollar amount of loans in each category rather than an analysis of specific loans. The allocation is made for analytical purposes and is not necessarily indicative of the categories in which future losses may occur. The total allowance is available to absorb losses from any category of loans.

Rollforward of Allowance for Possible Credit Losses

An analysis of activity in the allowance for possible credit losses, by portfolio segment, at December 31, 2013 and 2012 are as follows:

	Balance at the Beginning of the Year	Provisions	Charge-Offs	Recoveries	Balance at End of Year
	(Dollars in Thousands)
2013
Commercial and industrial	$2,023	$(100)	$(307)	$—	$1,616
Commercial real estate	3,526	(200)	—	—	3,326
Residential real estate	489	(51)	—	—	438
Consumer	96	(6)	—	—	90
Other	5	(1)	(4)	—	—

Total	$6,139	$(358)	$(311)	$—	$5,470

2012
Commercial and industrial	$2,003	$176	$(159)	$3	$2,023
Commercial real estate	3,391	35	—	100	3,526
Residential real estate	457	32	—	—	489
Consumer	87	6	—	3	96
Other	4	1	—	—	5

Total	$5,942	$250	$(159)	$106	$6,139

To facilitate the assessment of risk, management reviews reports related to loan production, loan quality, concentrations of credit, loan delinquencies, and nonperforming and potential problem loans. The Company utilizes an independent third party loan review service to review the credit risk assigned to loans on a periodic basis and the results are presented to management for review.

Risk Grading

Grades 1-3—This category of assets are considered “pass” which indicates prudent underwriting and a normal amount of risk. The range of risk within these credits can vary from little to no risk with cash securing a credit, to a level of risk that requires a strong secondary source of repayment on the debt. Pass credits with a higher level of risk may be to borrowers that are higher leveraged, under capitalized or in an industry or economic area that is known to carry a higher level of risk, volatility, or susceptibility to weaknesses in the economy.

NOTE E ALLOWANCE FOR POSSIBLE CREDIT LOSSES (CONTINUED)

Grade 4—Assets in the category contain more than the normal amount of risk and are referred to as “other assets especially mentioned”, or OAEM, in accordance with regulatory guidelines. These assets possess clearly identifiable temporary weaknesses or trends that, if not corrected or revised, will result in a condition that exposes the Company to higher level of risk of loss.

Grade 5—Assets in this category are “substandard” in accordance with regulatory guidelines and of unsatisfactory credit quality with well defined weaknesses or weaknesses that jeopardize the liquidation of the debt. Generally, assets in this category are inadequately protected by the current sound worth and paying capacity of the obligor or the collateral pledged, if any. Typically, these credits are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Often, the assets in this category will have a valuation allowance representative of management’s estimated loss that is probable to be incurred.

Grade 6—Assets in this category are considered “doubtful” in accordance with regulatory guidelines, are placed on nonaccrual status and may be dependent upon collateral having a value that is difficult to determine or upon some near-term event which lacks certainty. Generally, these credits will have a valuation allowance based upon management’s best estimate of the losses probable to occur in the liquidation of the debt.

Grade 7—Assets in this category are considered “loss” in accordance with regulatory guidelines and are considered uncollectible and of such little value as to question their continued existence as assets on the Company’s financial statements. Such assets are to be charged off or charged down when payment is acknowledged to be uncertain or when the timing or value of payments cannot be determined. This category does not intend to imply that the debt, or some portion of it will never be paid, not does it in any way imply that the debt will be forgiven.

The following table presents risk grades and classified loans by loan class at December 31, 2013 and 2012. Pass loans include risk grades 1 through 3. Classified loans include risk grades 4, 5, 6, and 7. The Company had no loans classified grades 6 or 7 at December 31, 2013 and 2012.

	Pass	Grade 4	Grade 5	Total Loans
	(Dollars in Thousands)
2013
Commercial and industrial	$205,607	$545	$413	$206,565
Commercial real estate mortgage	299,575	189	10,458	310,222
Construction and land development	101,447	1,411	—	102,858
1-4 family residential	94,405	—	214	94,619
Multi-family residential	10,321	—	—	10,321
Consumer loans	13,007	182	5	13,194
Other loans	3,000	—	—	3,000

Total	$727,362	$2,327	$11,090	$740,779

2012
Commercial and industrial	$189,496	$820	$876	$191,192
Commercial real estate mortgage	241,981	158	8,052	250,191
Construction and land development	87,103	2,086	—	89,189
1-4 family residential	67,190	210	—	67,400
Multi-family residential	13,376	—	—	13,376
Consumer loans	15,344	—	16	15,360
Other loans	3,468	—	—	3,468

Total	$617,958	$3,274	$8,944	$630,176

NOTE E ALLOWANCE FOR POSSIBLE CREDIT LOSSES (CONTINUED)

Assessment of Impaired Loans

The Company’s loans and allowance for credit losses as of December 31, 2013 and 2012 by loan class and disaggregated on the basis of the Company’s impairment methodology is as follows:

	Loans Individually Evaluated for Impairment	Loans Collectively Evaluated for Impairment	Total Loans	Allowance Related to Loans Individually Evaluated for Impairment
	(Dollars in Thousands)
2013
Commercial and industrial	$264	$206,301	$206,565	$201
Commercial real estate mortgage	10,555	299,667	310,222	516
Construction and land development	—	102,858	102,858	—
1-4 family residential	211	94,408	94,619	—
Multi-family residential	—	10,321	10,321	—
Consumer loans	3	13,191	13,194	—
Other loans	—	3,000	3,000	—

Total	$11,033	$729,746	$740,779	$717

2012
Commercial and industrial	$1,703	$189,490	$191,192	$591
Commercial real estate mortgage	8,261	241,930	250,191	809
Construction and land development	2,094	87,095	89,189	148
1-4 family residential	210	67,190	67,400	—
Multi-family residential	—	13,376	13,376	—
Consumer loans	16	15,344	15,360	—
Other loans	—	3,468	3,468	—

Total	$12,284	$617,893	$630,176	$1,548

The following table reflects the unpaid principal balances for impaired loans, segregated by loan class, with the associated allowance amount as of December 31, 2013 and 2012.

	Impaired Loan Balance Without an Allowance	Impaired Loan Balance with an Allowance	Related Allowance
	(Dollars in Thousands)
2013
Commercial and industrial	$11	$253	$201
Commercial real estate mortgage	8,391	2,164	516
Construction and land development	—	—	—
1-4 family residential	211	—	—
Consumer loans	3	—	—

Total	$8,616	$2,417	$717

2012
Commercial and industrial	$—	$1,703	$591
Commercial real estate mortgage	—	8,261	809
Construction and land development	—	2,094	148
1-4 family residential	210	—	—
Consumer loans	16	—	—

Total	$226	$12,058	$1,548

NOTE E ALLOWANCE FOR POSSIBLE CREDIT LOSSES (CONTINUED)

For the years ended December 31, 2013 and 2012, the Company’s average impaired loans were $7.2 million and $14.2 million, respectively. The Company has no commitment to loan additional funds to borrowers whose loans have been classified as impaired.

NOTE F PREMISES AND EQUIPMENT

A summary of premises and equipment, at cost, and accumulated depreciation and amortization at December 31, 2013 and 2012 follows:

	2013	2012
	(Dollars in Thousands)
Land	$1,636	$1,636
Building and improvements	3,746	3,731
Leasehold improvements	3,038	3,037
Furniture, fixtures and equipment	4,132	4,197

	12,552	12,601
Less accumulated depreciation and amortization	(5,209)	(4,542)

Premises and equipment, net	$7,343	$8,059

Depreciation and amortization expense for the years ended December 31, 2013 and 2012 was approximately $1.0 million and $1.1 million, respectively.

NOTE G OTHER REAL ESTATE OWNED

An analysis of activity in other real estate owned for the years ended December 31, 2013 and 2012 is as follows:

	2013	2012
	(Dollars in Thousands)
Balance at beginning of year	$5,086	$6,708
Noncash foreclosure and repossession of real estate in partial satisfaction of debt	—	—
Market value adjustments	(113)	(340)
Sales	3,639	(1,282)

Balance, end of year	$1,334	$5,086

During the years ended December 31, 2013 and 2012, the Company sold other real estate owned and recorded a gain of $467 thousand and a net loss of $182 thousand, respectively. Certain gains on the sale of other real estate in prior years were deferred and recorded in other liabilities. Deferred gains of $104 thousand and $186 thousand were realized during the years ending December 31, 2013 and 2012, respectively.

NOTE H ACCRUED INTEREST RECEIVABLE

Accrued interest receivable at December 31, 2013 and 2012 consists of the following:

	2013	2012
	(Dollars in Thousands)
Loans	$1,797	$1,533
Investment and other	578	859

Balance at end of year	$2,375	$2,392

NOTE I BANK OWNED LIFE INSURANCE

Bank owned life insurance and the net increase in cash surrender value at December 31, 2013 and 2012 are summarized as follows:

	2013	2012
	(Dollars in Thousands)
Balance at beginning of year	$16,830	$11,305
Purchase of policies	—	5,000
Earnings	556	525

Balance, end of year	$17,386	$16,830

NOTE J DEPOSITS

The aggregate amount of time deposits in the amount of $100 thousand or more at December 31, 2013 and 2012 was approximately $134.1 million and $135.6 million, respectively. Interest expense for time deposits of $100 thousand or more was approximately $934 thousand and $1.3 million for the periods ended December 31, 2013 and 2012, respectively.

At December 31, 2013, the scheduled maturities of all time deposits are as follows (Dollars in Thousands):

Year ending December 31,
2014	$117,547
2015	18,480
2016	3,180
2017	4,795
2018	4,285

$148,287

The Company had $38.2 million and $15.8 million in brokered deposits at December 31, 2013 and 2012, respectively. Deposit accounts that were overdrawn at December 31, 2013 and 2012 totaled $93 thousand and $35 thousand, respectively, and are included in consumer loans as identified in Note C.

NOTE K INCOME TAXES

The components of the provision for federal income tax expense at December 31, 2013 and 2012 are as follows:

	2013	2012
	(Dollars in Thousands)
Current	$5,559	$4,014
Deferred	(348)	(432)

Federal income tax expense	$5,211	$3,582

The provision for federal income tax expense at the statutory rate of 34% for the years ended December 31, 2013 and 2012 differs from the income tax expense recorded for financial reporting purposes as follows:

	2013	2012
	(Dollars in Thousands)
Tax expense calculated at statutory rate	$5,617	$3,938
Increase (decrease) resulting from:
Tax exempt interest and income on life insurance	(513)	(471)
Nondeductible expenses	106	100
Other	1	15

Income tax expense	$5,211	$3,582

NOTE K INCOME TAXES (CONTINUED)

Deferred income taxes and benefits are provided for differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are as follows at December 31, 2013 and 2012:

	2013	2012
	(Dollars in Thousands)
Deferred Tax Assets (Liabilities)
Allowance for possible credit losses	$1,770	$1,497
Pre-opening expenses	53	61
Securities available for sale	(11)	(911)
Depreciation	(93)	(223)
Other	79	126

Net Deferred Tax Asset	$1,798	$550

NOTE L RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company has and expects to continue to conduct routine banking business with related parties, including its executive officers, directors, the Bank’s executive officers and directors, the Company’s stockholders, and their affiliates in which they directly or indirectly have 5% or more beneficial ownership.

Loans—In the opinion of management, loans to related parties were entered into in the ordinary course of business, and were made on the same terms and conditions as similar transactions with unaffiliated persons. Loans to such borrowers are summarized as follows at December 31, 2013 and 2012:

	2013	2012
	(Dollars in Thousands)
Balance, beginning of year	$8,882	$7,146
New loans/advances during the year	4,340	3,359
Repayments during the year	(4,804)	(1,623)

Balance, end of year	$8,418	$8,882

Unfunded Commitments—At December 31, 2013 and 2012, the Company had approximately $1.4 million and $1 million, respectively, in unfunded commitments to related parties.

Deposits—The Company held deposits from related parties of approximately $23.6 million and $16.4 million, respectively, at December 31, 2013 and 2012.

NOTE M REPURCHASE AGREEMENTS

The Company had no outstanding repurchase agreement balances at December 31, 2013. At December 31, 2012, the Company had outstanding balances of $10 million received from the sale of securities that were sold under an agreement to repurchase. Securities subject to the transfer of ownership under the repurchase agreement are included in securities in the Company’s consolidated balance sheets and the carrying value of these securities is disclosed in Note B.

NOTE N BORROWING LINES AND OUTSTANDING BORROWINGS

At December 31, 2013 and 2012, the Company had approximately $48 million and $23 million, respectively, available in unsecured lines of credit with correspondent banks. At December 31, 2013 and 2012, the Company had no borrowings outstanding on these lines of credit.

NOTE N BORROWING LINES AND OUTSTANDING BORROWINGS (CONTINUED)

At December 31, 2013 and 2012, the Company had total available borrowings through the Federal Home Loan Bank of approximately $259 million and $167.2 million, respectively, which were secured by investment securities safe kept at the Federal Home Loan Bank and a blanket lien on certain real estate and commercial loans. At December 31, 2013 and 2012, there were $20 million and $40 million, respectively, in outstanding Federal Home Loan Bank advances.

At December 31, 2013 the scheduled maturities of advance from the Federal Home Loan Bank are as follows:

	Interest Rates on Advances	Total Amount Outstanding
	(Dollars in Thousands)
2018	1.95%-2.095%	$20,000

NOTE O COMMITMENTS

Commitments to Extend Credit and Financial Instruments with Off-Balance-Sheet Risk

In the normal course of business, the Company enters into various transactions which, in accordance with accounting principles generally accepted in the United States of America, are not included in the consolidated balance sheets. These transactions are referred to as “off-balance-sheet commitments.” The Company enters into these transactions to meet the financing needs of its customers. These transactions include commitments to extend credit and standby letters of credit which involve elements of credit risk in excess of the amounts recognized in the consolidated balance sheets. The Company minimizes its exposure to loss under these commitments by subjecting them to credit approval and monitoring procedures.

The contractual amount of the Company’s financial instruments with off-balance-sheet risk at December 31, 2013 and 2012 is presented below:

	2013	2012
	(Dollars in Thousands)
Commitments to extend credit	$196,198	$151,524

Standby letters to credit	$4,536	$12,587

Due to the nature of the Company’s unfunded loan commitments, including unfunded lines of credit, the amounts presented above do not necessarily represent amounts the Company anticipates funding in the future.

The Company enters into contractual commitments to extend credit, normally with fixed expiration dates or termination clauses, at specified rates and for specific purposes. Customers use credit commitments to ensure that funds will be available for working capital purposes, for capital expenditures and to ensure access to funds at specified terms and conditions. Substantially all of the Company’s commitments to extend credit are contingent upon customers maintaining specific credit standards at the time of loan funding. Management assesses the credit risk associated with certain commitments to extend credit in determining the level of the allowance for possible credit losses.

Letters of credit are written conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The Company’s policies generally require that letters of credit arrangements contain security and debt covenants similar to those contained in loan agreements.

NOTE O COMMITMENTS (CONTINUED)

Lease commitments

The Company leases its banking facilities under noncancelable operating leases. Future minimum lease payments under the leases are as follows at December 31, 2013 (Dollars in Thousands):

Year ending December 31,
2014	$775
2015	786
2016	705
2017	294
2018	89
Thereafter	—

$2,649

It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other property. Rent expense was approximately $713 thousand and $645 thousand in 2013 and 2012, respectively.

Litigation

The Company is involved in various litigation arising in the normal course of business. In the opinion of management, the ultimate liability, if any, would not be material to the financial position or results of operations of the Company.

NOTE P PREFERRED STOCK AND COMMON STOCK

Preferred Stock

In July 2011, the Company redeemed the Preferred Stock, Series A and B which was previously issued in connection with the Capital Purchase Program, with funds received under the Small Business Lending Fund (SBLF). In connection with the Company’s participation in the SBLF, the Company issued 23,938 shares of its $1 par value preferred stock designated as Senior Noncumulative Perpetual Preferred Stock Series C, with a liquidation value of $1,000 per share for an aggregate purchase price of $23.9 million. The Preferred Stock Series C qualifies as Tier 1 Capital.

In December 2011, in connection with the adoption of the Company’s Employee Stock Purchase Plan (ESPP), the Company authorized 300,000 shares of Preferred Stock Series D, par value $1.00 per share, with dividend rights and rights upon liquidation equal to the Company’s Preferred Stock Series C and senior to the Company’s common stock. Preferred Stock Series D shares are automatically converted into shares of the Company’s common stock, on the basis of one share of common stock for each share of Preferred Stock Series D immediately prior to the closing of a change of control of the Company. Upon liquidation, holders of shares of Preferred Stock Series D will receive an amount equal to the greater of the book value of the preferred stock as of the date of liquidation, the amount per share to be paid to holders of common stock, or $8.75 per share. At December 31, 2013, approximately 102,918 shares of Preferred Stock Series D had been issued under the ESPP.

Dividends Payable

The Preferred Stock Series C calls for noncumulative dividends payable quarterly based upon a rate that fluctuates, with the highest annual percentage of 9% and the lowest of 1%, given changes in the Bank’s level of Qualified Small Business Lending (QSBL) as compared to the Bank’s baseline QSBL level at the date of issuance of the Series C. During 2013, dividends of approximately $241 thousand were paid on the Preferred Stock Series C.

The Company is not required to pay any dividends on the Preferred Stock Series D. Holders of Preferred Stock Series D are entitled to a preference in the distribution of dividends and will receive dividends when and if declared and paid by the Company prior to receipt of dividends by the holders of common stock. During the year ended December 31, 2012, the Company approved a one-time cash dividend at $1.10 per share of common stock and $1.10 per share of Preferred Stock Series D.

NOTE P PREFERRED STOCK AND COMMON STOCK (CONTINUED)

Common Stock

At December 31, 2013 and 2012, the Company has 20,050,000 shares of common stock authorized at a par value of $5 per share and 7,320,771 and 6,953,775 issued and outstanding, respectively. During the year ending December 31, 2012, in conjunction with the one-time cash dividend of $1.10 per share of common stock, the Company paid approximately $7.7 million in cash dividends on common stock.

NOTE Q EMPLOYEE BENEFIT PLANS

During 2006, the Bank established a 401(k) employee benefit plan in which substantially all employees may participate. Participants may elect to contribute a portion of their salary to the plan, subject to certain Federal Tax Code limitations. Additionally, the Bank has agreed to match a percentage of the participant’s contribution based on the percentage of salary contributed by participants. Benefit plan matching contributions for the years ended December 31, 2013 and 2012 were approximately $356 thousand and $321 thousand, respectively. Administrative fees for the plan were approximately $4,000 and $5,000 for the years ended December 31, 2013 and 2012, respectively. The Bank may also make discretionary contributions to the plan; however, no discretionary contributions were made during the years ended December 31, 2013 and 2012.

NOTE R STOCK OPTIONS AND WARRANTS

The Company adopted the 2008 Equity Incentive Plan under which options to purchase shares of the Company’s common stock may be granted to key employees and directors at a price established at the date of grant. There was no change to the Bank’s 2007 Equity Incentive Plan or to the terms of outstanding options and warrants as a result of the formation of the Company, and all outstanding options and warrants for the Bank’s common stock became options and warrants for the Company’s common stock. At December 31, 2013, the Company has reserved 996,591 shares of common stock for issuance under the stock option plan of which 711,712 options have been granted and remain outstanding. At December 31, 2013, options representing 284,879 shares were available for future grant. The options granted must be exercised within ten years from the date of grant and vest ratably over five year period. For options granted, the option price was determined by the Board of Directors as of the date the option was granted to be 100% of management’s estimate of the stock’s fair market value of the Company’s common stock at the grant date.

As remuneration for services provided by each of the ten directors who organized the opening of the Bank, 10,000 warrants to acquire shares of the Company’s common stock were issued to each organizer in March 2005. Each warrant entitles the holder to acquire one share of the Company’s common stock at a price of $5.00 per share which was considered by management to be equal to the fair market value of the stock. These warrants vested upon issuance and must be exercised within ten years from the date of grant. During the year ending December 31, 2012, all remaining outstanding warrants were exercised.

During the year ended December 31, 2012, along with the one-time dividend per share of common stock and Preferred Stock Series D, the Company approved a one-time noncash dividend to all optionees. The noncash dividend equated to an additional 10% in stock options as of the record date of December 18, 2012, and a 10% reduction in strike price on all options held by the optionees on that date. The following tables include the effects of the noncash dividend and reduction of the strike price.

Below is a table that sets forth pertinent information regarding stock options and warrants for the years ended December 31, 2013 and 2012, respectively.

NOTE R STOCK OPTIONS AND WARRANTS (CONTINUED)

	2013		2012
	Number of Shares Underlying Options	Weighted Average Exercise Prices	Number of Shares Underlying Options	Weighted Average Exercise Prices
Outstanding at beginning of year	1,110,421	$6.36	985,784	$6.21
Granted	59,779	$11.61	253,778	$10.80
Exercised	(447,370)	$5.53	(97,800)	$4.96
Forfeited	(11,118)	$7.99	(31,341)	$8.26

Outstanding at end of year	711,712	$7.29	1,110,421	$6.36

Exercisable at end of year	471,172	$5.80	816,224	$5.31

The aggregate intrinsic value of all options outstanding at December 31, 2013 based upon management’s estimate of fair value is approximately $5.1 million, of which approximately $4.5 million is attributable to options exercisable at that date. The Company received proceeds of approximately $407 thousand and $234 thousand from options exercised during 2013 and 2012, respectively.

Exercise Price	Options Outstanding	Weighted Average Remaining Contractual Life	Options Exercisable
$4.50-$7.50	433,991	3.16 years	417,932
$7.50-$10.00	73,695	7.09 years	29,259
$10.00-$11.00	204,026	8.85 years	23,981

	711,712	5.20 years	471,172

A summary of changes in unvested options for the years ended December 31, 2013 and 2012, respectively, is as follows:

	2013	2012
Unvested options outstanding beginning of year	294,197	236,914
Granted	59,779	178,891
Forfeited	(11,118)	(31,341)
Vested	(105,067)	(90,267)

Unvested options outstanding, end of year	237,791	294,197

The fair value of each option and warrant granted is estimated on the date of grant using the Black-Scholes option pricing model. For options and warrants granted in 2013 and 2012 the following assumptions were used:

	2013	2012
Dividend yield	0%	0%
Expected volatility	17.75-17.87%	20.61-22.40%
Risk free interest rates	0.89-1.74%	0.75-1.32%
Expected life in years	6 years	6 years

The Company recorded $203 thousand and $177 thousand in stock-based compensation expense related to the vesting of equity awards for the years ended December 31, 2013 and 2012, respectively. As of December 31, 2013, there was approximately $509 thousand of total unrecognized compensation expense, net of estimated future forfeitures, related to unvested employee stock-based compensation arrangements. At December 31, 2013 the unrecognized compensation expense related to stock-based compensation arrangements is expected to be recognized over 5 years.

NOTE S REGULATORY MATTERS

Regulatory Capital

The Company and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures and risk weighting of assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weighting, and other factors.

Failure to meet the minimum regulatory capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Management believes, as of December 31, 2013, that the Company and Bank meet all the capital adequacy requirements to which it is subject.

At February 11, 2013, the most recent notification date from the regulators, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Bank will have to maintain minimum total risk-based, Tier I risk-based, and Tier I leverage capital ratios as disclosed in the following table. There are no conditions or events since the most recent notification that management believes have changed the Bank’s prompt corrective action category.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2013
Total Capital to Risk-Weighted Assets
BOH Holdings, Inc.	$102,975	13.2%	$62,340	8.0%	N/A
Bank of Houston	$91,993	11.8%	$62,234	8.0%	$77,793	10.0%
Tier 1 Capital to Risk-Weighted Assets
BOH Holdings, Inc.	$97,505	12.5%	$31,170	4.0%	N/A
Bank of Houston	$86,463	11.1%	$31,117	4.0%	$46,676	6.0%
Leverage Ratio
BOH Holdings, Inc.	$97,505	10.3%	$37,746	4.0%	N/A
Bank of Houston	$86,463	9.2%	$37,633	4.0%	$47,042	5.0%
2012
Total Capital to Risk-Weighted Assets
BOH Holdings, Inc.	$91,089	13.7%	$53,404	8.0%	N/A
Bank of Houston	$81,097	12.2%	$53,068	8.0%	$66,335	10.0%
Tier 1 Capital to Risk-Weighted Assets
BOH Holdings, Inc.	$84,950	12.7%	$26,702	4.0%	N/A
Bank of Houston	$74,958	11.3%	$26,534	4.0%	$39,801	6.0%
Leverage Ratio
BOH Holdings, Inc.	$84,950	9.7%	$35,173	4.0%	N/A
Bank of Houston	$74,958	8.6%	$34,994	4.0%	$43,743	5.0%

Dividend Restrictions

In the ordinary course of business, the Company may be dependent upon dividends from the Bank to provide funds for the payment of dividends to stockholders and to provide for other cash requirements. Banking regulations may limit the amount of dividends that may be paid. Approval by regulatory authorities is required if the effect of dividends declared would cause the regulatory capital of the Bank to fall below specified minimum levels.

NOTE T FAIR VALUE DISCLOSURES

The fair value of an asset or liability is the price that would be received to sell that asset or paid to transfer that liability in an orderly transaction occurring in the principal market (or most advantageous market in the absence of a principal market) for such asset or liability. In estimating fair value, the Company utilized valuation techniques that are consistent with the market approach, the income approach, and/or the cost approach. Such valuation techniques are consistently applied. Inputs to valuation techniques include the assumptions that market participants would use in pricing an asset or liability.

Fair Value Hierarchy

ASC Topic 820, Fair Value Measurements and Disclosures, specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques are observable or unobservable. These inputs are summarized in the three broad levels listed below.

Level 1—Level 1 inputs are based upon quoted prices in active markets for identical assets and liabilities. The Company had no assets or liabilities measured using Level 1 inputs at December 31, 2013 and 2012.

Level 2—Level 2 inputs are based upon other significant observable inputs (including quoted prices in active or inactive markets for similar assets or liabilities), or other inputs that are observable or can be corroborated by observable market data for substantially the full term of a financial instrument. The fair values for the Company’s U.S. Government Agency bonds, mortgage-backed securities and municipal securities classified as available for sale, impaired loans, and other real estate owned were measured using Level 2 inputs at December 31, 2013 and 2012.

Level 3—Level 3 inputs are based upon unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 measurements are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. The Company had no assets or liabilities measured using Level 3 inputs at December 31, 2013 and 2012.

During the years ending December 31, 2013 and 2012, there were no transfers of assets or liabilities within the levels of the fair value hierarchy.

The Company’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Financial Instruments Recorded at Fair Value

Recurring—Financial assets measured at fair value on a recurring basis as of December 31, 2013 and 2012, consisted of the Company’s securities available for sale as reflected on the consolidated balance sheets.

Nonrecurring—Certain financial assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). At December 31, 2013 and 2012, the Company held no financial instruments measured at fair value on a nonrecurring basis with Level 1 or Level 3 valuation inputs. The fair value of impaired loans disclosed in Note E was measured on a nonrecurring basis using Level 2 inputs.

NOTE T FAIR VALUE DISCLOSURES (CONTINUED)

Nonfinancial Assets and Nonfinancial Liabilities Recorded at Fair Value

The Company has no nonfinancial assets or nonfinancial liabilities measured at fair value on a recurring basis. The Company has certain nonfinancial assets that are measured at fair value on a nonrecurring basis to include other real estate owned (upon initial recognition or subsequent impairment).

The fair value of the Company’s foreclosed assets, upon initial recognition, is estimated using Level 2 inputs, based upon observable market input data. Other real estate owned measured at fair value upon initial recognition and subsequent re-measurement are described in Note G.

Fair Value Disclosure for all Financial Instruments

The Company is required to disclose the fair value of all financial instruments, including those financial assets and financial liabilities not recorded at fair value in its consolidated balance sheets, for which it is practicable to estimate fair value. Following is a table that summarizes the estimated fair market values of all financial instruments of the Company at December 31, 2013 and 2012, followed by methods and assumptions that were used by the Company in estimating the fair value.

The estimated fair values of financial instruments at December 31, 2013 and 2012 are as follows:

	2013		2012
	Carrying Amount	Estimated Fair Values	Carrying Amount	Estimated Fair Values
	(Dollars in Thousands)
Financial Assets
Cash and cash equivalents	$69,826	$69,826	$122,730	$122,730
Securities held to maturity	8,402	8,335	9,567	9,973
Securities available for sale	75,116	75,116	107,741	107,741
Other securities	5,294	5,294	3,963	3,963
Loans, net	734,502	734,257	623,206	625,607
Bank owned life insurance	17,386	17,386	16,830	16,830

Total Financial Assets	$910,526	$910,214	$884,037	$886,844

Financial Liabilities
Noninterest-bearing deposits	$307,023	$307,023	$355,509	$355,509
Interest-bearing deposits	497,188	497,285	406,903	407,446
Other borrowings	20,000	20,657	40,000	40,580
Securities sold under repurchase agreements	—	—	10,000	10,062

Total Financial Liabilities	$824,211	$824,965	$812,412	$813,597

The estimated fair value amounts of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company would realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The fair values of all financial instruments have been determined as follows:

Cash and cash equivalents—For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities available for sale and securities held to maturity—For securities, fair value is determined using Level 2 inputs as previously described.

NOTE T FAIR VALUE DISCLOSURES (CONTINUED)

Other securities and Bank owned life insurance—For these securities, the carrying amount is a reasonable estimate of fair value.

Loans—Fair values of loans are estimated for segregated groupings of loans with similar financial characteristics. Loans are segregated by segment such as real estate, commercial and industrial, consumer, and other loans. Each of these categories is further subdivided into fixed and adjustable rate loans and performing and nonperforming loans. The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the various types of loans. Impaired loans are valued using Level 2 inputs as previously described.

Deposit liabilities—The fair values for noninterest-bearing deposits are reported at a value equal to the amount payable on demand at the reporting date. Fair values for interest-bearing deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on deposits to a schedule of aggregated expected monthly maturities.

Other borrowings—For these advances, the carrying amount is a reasonable estimate of fair value for the short term advances. The estimated fair value of long term advances is determined using current estimated market rates for similar term borrowings.

Repurchase agreements—For these short-term instruments, the carrying amount is a reasonable estimate of fair value.